UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

FRESHPET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36729	20-1884894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor Secaucus, NJ	07094
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 520-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2023, Freshpet, Inc. (“Freshpet” or the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with JANA Partners LLC (together with its affiliates and associates, “JANA”).

Pursuant to the Cooperation Agreement, JANA agreed to irrevocably withdraw (i) its nomination notice, dated as of May 25, 2023, submitted to the Company by JANA Strategic Investments Benchmark Master Fund, L.P., (ii) its Demand to Inspect Books and Records Pursuant to Section 220 of the Delaware General Corporation Law, dated June 16, 2023, and (iii) its request for reimbursement of its expenses in connection with JANA Partners LLC, et al. v. Norris et al., C.A. No. 2023-0581-JTL.

Additionally, in accordance with the Cooperation Agreement and the Company’s Amended and Restated Bylaws, the Company agreed to (i) expand the size of the Board from ten (10) to twelve (12) directors, and (ii) appoint Timothy McLevish to serve as a Class I director of the Board, with a term expiring at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and Joseph E. Scalzo to serve as a Class II director of the Board (together, with Mr. McLevish the “Agreed Nominees”) with a term expiring at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). The Company has agreed that, following the appointment of the Agreed Nominees, the Company will not increase the size of the Board above thirteen (13) directors prior to the Termination Date (as defined below).

If Mr. McLevish resigns or otherwise vacates his role as a director at any time from the date of the Cooperation Agreement until the Termination Date, then, provided JANA still beneficially owns an aggregate net long position of at least 2.0% (as adjusted for stock splits, stock dividends, reverse stock splits and similar events) of the Company’s outstanding common stock, JANA shall have the right to designate a replacement candidate that meets the criteria set forth in the Cooperation Agreement and is reasonably acceptable to the Board.

Concurrently with the appointments of the Agreed Nominees, the Board has agreed to give the Agreed Nominees the same due consideration for membership on any committee of the Board as any other independent director with similar relevant expertise and qualifications, including any new committee(s) and subcommittee(s) that may be established.

The Cooperation Agreement also contains customary mutual non-disparagement provisions. Each party’s obligations under the respective non-disparagement provisions of the Cooperation Agreement will terminate immediately upon any breach by the other party of its non-disparagement obligations.

Pursuant to the Cooperation Agreement, JANA will be subject to customary standstill restrictions, including, among others, with respect to acquiring beneficial ownership of more than 12.5% of the shares of the Company’s outstanding common stock in the aggregate (subject to adjustment for stock splits, reclassifications, combinations, and recapitalizations), proxy solicitation and related matters, extraordinary transactions, including a sale of the Company, and other changes, each of the foregoing subject to certain exceptions.

Additionally, JANA will vote all shares of the Company’s common stock beneficially owned by it and over which it has direct or indirect voting power (i) at the 2023 Annual Meeting in accordance with the Board’s recommendations as set forth in the Company’s definitive proxy statement, and (ii) at any special meeting of the Company’s stockholders (prior to the Termination Date) in accordance with the Board’s recommendations with respect to (a) the election, removal or replacement of directors of the Company, and (b) any other proposal submitted to shareholders; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) or Glass Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to any proposals (other than with respect to the election, removal or replacement of directors), JANA will be permitted to vote in accordance with the ISS or Glass Lewis recommendation; provided, further, that JANA will be permitted to vote in its sole discretion with respect to any capital raise, extraordinary transaction, matters related to the implementation of takeover defenses, and new or amended incentive compensation plans submitted for stockholder approval.

As of the effective date of the Cooperation Agreement, JANA and the Company will mutually release each other and each other’s directors, officers, and certain other individuals, from certain claims (as further detailed in the Cooperation Agreement), including those asserted in JANA Partners LLC, et al. v. Norris et al., C.A. No. 2023-0581-JTL and Panek v. Cyr et al., C.A. No. 2023-0572-JTL. In connection with its engagement with the Company, the Company has agreed to reimburse JANA for documented out-of-pocket costs, fees and expenses incurred, the negotiation and execution of the Cooperation Agreement and related matters, in an amount not to exceed $500,000.

Unless otherwise mutually agreed to in writing by each party, the Cooperation Agreement will terminate on the date that is the earlier of (i) thirty (30) calendar days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2024 Annual Meeting, and (ii) June 5, 2024 (the “Termination Date”).

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety, by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 above of this Form 8-K is hereby incorporated herein by reference. Effective August 21, 2023, Timothy McLevish and Joseph Scalzo have been appointed as members of the Board. Messrs. McLevish and Scalzo are deemed to qualify as independent under the director independent standards set forth in the rules and regulations of the SEC and applicable Nasdaq listing standards.

Mr. McLevish is a senior corporate finance executive and board member with deep experience in large-scale, complex and global consumer businesses. He has served as Chief Financial Officer at five public companies, including Carrier Corporation, Walgreens Boots Alliance, Inc., Kraft Foods Group, Inc., Ingersoll-Rand Corporation and Mead Corporation. Mr. McLevish previously worked at Touche Ross & Co. and began his career at General Mills. He is a member of the board of directors of Revlon, Inc. and is a former member of the boards of directors of Conagra Brands, Inc., Kennametal, Inc., Lamb Weston Holdings, Inc., R.R. Donnelley & Sons Company, URS Corporation and US Foods, Inc. Mr. McLevish will sit on the Audit Committee of the Board.

Mr. Scalzo is an experienced consumer packaged goods executive and board member with significant operational, leadership and governance expertise. He has more than 30 years of experience at leading food and consumer companies, including serving as CEO of Simply Good Foods, Atkins Nutritionals, Inc., and WhiteWave Foods Company, as well as in senior executive roles at Dean Foods, The Gillette Company and The Coca-Cola Company. Mr. Scalzo began his career at Procter & Gamble. He is a member of the board of directors at Treehouse, Inc. and serves as Executive Vice Chairman and member of the board of directors of Simply Good Foods. He formerly served as a director of HNI Corp., Earthbound Farms and Focus Brands. Mr. Scalzo will sit on the Operations Oversight Committee of the Board.

Except for the Cooperation Agreement, there is no arrangement or understanding between the Company and either of the Agreed Nominees pursuant to which either of the Agreed Nominees were appointed to the Board, and there have been no related party transactions between the Company and either of the Agreed Nominees would be reportable under Item 404(a) of Regulation S-K.

Messrs. McLevish and Scalzo will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s preliminary proxy statement, filed with the SEC on August 11, 2023.

As a result of these director appointments, the Board has reconstituted the committees of the Board as follows:

●	Audit Committee:
o	Craig Steeneck (Chair)
o	David Biegger
o	Timothy McLevish

●	Compensation Committee:
o	Daryl Brewster (Chair)
o	Leta Priest
o	David West

●	Nominating, Governance and Sustainability Committee:
o	Jacki Kelley (Chair)
o	Larry Coben
o	Leta Priest

●	Operations Oversight Committee:
o	David Biegger (Chair)
o	Olu Beck
o	Joseph Scalzo
o	Craig Steeneck

Item 7.01. Regulation FD Disclosure.

On August 21, 2023, the Company issued a press release announcing the matters addressed above. A copy of the press release is furnished with this report as Exhibit 99.1.

As previously decided by the Company’s Compensation Committee, the Company expects future grants made under the 2014 Omnibus Incentive Plan as part of the Company’s Long-Term Equity Compensation program will made on an annual basis.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing. The furnishing of the information in Item 7.01 of this report and the press release is not intended to, and does not, constitute a determination or admission by the Company that such information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, by and between Freshpet, Inc. and JANA Partners LLC, dated August 21, 2023
99.1	Press Release dated August 21, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2023	Freshpet, Inc.

	By:	/s/ William B. Cyr
	Name:	William B. Cyr
	Title:	Chief Executive Officer